T:\flh\series\10F-3Jennison.doc

For the fiscal period ended (s) 6/30/98
File number 811-3623

                         SUB-ITEM 77-0

                         EXHIBITS

           Transactions Effected Pursuant to Rule
10f-3

I.   Jennison Portfolio

1.   Name of Issuer
     PC Connection

2.   Date of Purchase
     3/3/98

3.   Number of Securities Purchased
     1000

4.   Dollar Amount of Purchase
     $175,000

5.   Price Per Unit
     $17.50

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
     Donaldson, Lufkin & Jenrette

7.   Other Members of the Underwriting Syndicate
       See Exhibit A

EXHIBIT A

UNDERWRITER
Donaldson,    Lufkin   &   Jenrette    Securities
Corporation
BancAmerica Robertson Stephens
Blackford Securities Corp.
BT Alex.Brown Incorporated
CIBC Oppenheimer Corp.
C. L. King & Associates, Inc.
Fahnestock & Co. Inc.
Goldman, Sachs & Co.
H.C. Wainwright & C0. Inc.
Janney Montgomery Scott Inc.
Johnston, Lemon & Co. Incorporated
Lazard Freres & Co. LLC
McDonald & Company Securities, Inc.
Merrill    Lynch,   Pierce,   Fenner   &    Smith
Incorporated
NationsBanc Montgomery Securities LLC
Paine Webber Incorporated
Parker/Hunter Incorporated
Pennsylvania Merchant Group LTD
Ragen Mackenzie Incorporated
Prudential Securities Incorporated
Robert W. Baird & Co. Incorporated
The Robinson Humphrey Company, LLC
Sands Brothers & C0., Ltd.
Sanders Morris Mundy Inc.
SBC Warburg Dillon Read Inc.
Smith Barney Inc.
Sutro & Co. Incorporated
Tucker Anthony Incorporated
Wessels, Arnold & Henderson, L.L.C.
William Blair & Company, L.L.C.